UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of ADTRAN Holdings, Inc. (the “Company”), originally furnished by the Company to the Securities and Exchange Commission (the “SEC”) on August 7, 2023 (the “Initial 8-K”). The sole purpose for filing this Form 8-K/A is to correct certain information contained in Exhibit 99.1 to the Initial Form 8-K related to the Company’s consolidated balance sheets at June 30, 2023 and December 31, 2022 and statement of cash flow for the six months ended June 30, 2023, as described further below.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02	Results of Operations and Financial Condition.

The Initial Form 8-K included, as Exhibit 99.1, a copy of the Company’s press release that was issued on August 6, 2023 and that announced the financial results of the Company for the fiscal quarter and six months ended June 30, 2023 (the “Earnings Release”). As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2023 (the “August 10, 2023 Form 8-K”), subsequent to Company’s second fiscal quarter earnings call on August 8, 2023 and during the preparation of its unaudited condensed consolidated financial statements to be included in the Company’s Form 10-Q for the second fiscal quarter ended June 30, 2023, the Company determined that the principal amount of indebtedness outstanding under the Company’s revolving credit facility with a syndicate of banks, including Wells Fargo Bank, National Association (“Wells Fargo”), should be classified as noncurrent liabilities on the Company’s condensed consolidated balance sheets (“balance sheets”). Therefore, the outstanding Wells Fargo revolving credit facility balances for the following prior periods were misclassified in the Earnings Release and have been adjusted from current to noncurrent liabilities on the balance sheets as of the dates that were set forth in the Earnings Release as follows: $60.0 million as of December 31, 2022, and $200.0 million as of June 30, 2023.

The adjustment of credit facility balances did not have any impact on, or result in any change to, the consolidated statements of income (loss), statements of cash flows and non-GAAP measures presented in the Earnings Release. Furthermore, the Company corrected an error in a supplemental disclosure of cash financing activities in the condensed consolidated statements of cash flow that appeared in the Earnings Release – cash used in operating activities related to operating leases, which amount for the six months ended June 30, 2023 should have been $5.082 million rather than $4.502 million.

Corrected versions of the condensed consolidated balance sheets and condensed consolidated statements of cash flows appearing in the Earnings Release are attached hereto as Exhibit 99.1. The following table summarizes the corrections:

Corrected Condensed Consolidated Balance Sheet Items (unaudited) (in thousands)

As of December 31, 2022	As Presented in Earnings Release	Adjustment	As Restated
Liabilities, Redeemable Non-Controlling Interest and Equity:
Revolving credit agreements outstanding (classified as current liabilities)	$95,936	$(60,000)	$35,936
Total Current Liabilities	$488,575	$(60,000)	$428,575
Revolving credit agreements outstanding (non-current liabilities)	$0	$60,000	$60,000
Total Liabilities	$639,881	$0	$639,881

As of June 30, 2023	As Presented in Earnings Release	Adjustment	As Corrected
Liabilities, Redeemable Non-Controlling Interest and Equity:
Revolving credit agreements outstanding (classified as current liabilities)	$210,912	$(200,000)	$10,912
Total Current Liabilities	$509,641	$(200,000)	$309,641
Revolving credit agreements outstanding (non-current liabilities)	$0	$200,000	$200,000
Total Liabilities	$655,006	$0	$655,006

Corrected Item in Condensed Consolidated Statement of Cash Flow (unaudited) (in thousands)

For the Six Months Ended June 30, 2023	As Presented in Earnings Release	Adjustment	As Corrected
Supplemental disclosure of cash financing activities:
Cash used in operating activities related to operating leases	$4,502	$580	$5,082

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Corrected financial information in the Earnings Release

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Ulrich Dopfer
Ulrich Dopfer
Chief Financial Officer